EXHIBIT 21.1

HOLLYFRONTIER CORPORATION
SUBSIDIARIES OF REGISTRANT

State of Incorporation
Name of Entity             or Organization
Black Eagle, LLC        Delaware
Cheyenne Logistics LLC (5)    Delaware
El Dorado Logistics LLC (5)    Delaware
Eagle Consolidation LLC        Delaware
Ethanol Management Company LLC    Delaware
Frontier El Dorado Refining LLC    Delaware
Frontier Pipeline LLC        Delaware
Frontier Refining LLC        Delaware
Frontier Refining & Marketing LLC    Delaware
HEP Fin-Tex/Trust-River, L.P. (5)    Texas
HEP Logistics GP, L.L.C (5)    Delaware
HEP Logistics Holdings, L.P.    Delaware
HEP Mountain Home, L.L.C. (5)    Delaware
HEP Navajo Southern, L.P. (5)    Delaware
HEP Pipeline Assets, Limited Partnership (5)    Delaware
HEP Pipeline GP, L.L.C. (5)    Delaware
HEP Pipeline, L.L.C. (5)        Delaware
HEP Refining GP, L.L.C. (5)    Delaware
HEP Refining Assets, L.P. (5)    Delaware
HEP Refining, L.L.C. (5)        Delaware
HEP SLC, LLC (5)        Delaware
HEP Tulsa LLC (5)        Delaware
HEP UNEV Holdings LLC (5)    Delaware
HEP UNEV Pipeline LLC     (5)    Delaware
HEP Woods Cross, L.L.C. (5)    Delaware
Holly Biofuels, LLC        Delaware
Holly Energy Finance Corp. (5)    Delaware
Holly Energy Partners, L.P. (4)    Delaware
Holly Energy Partners – Operating, L.P. (4), (5)    Delaware
Holly Energy Storage – Lovington LLC    Delaware
Holly Logistics Limited LLC    Delaware
Holly Logistic Services, L.L.C.    Delaware
Holly Petroleum, Inc.        Delaware
HollyFrontier Payroll Services, Inc.    Delaware
Holly Realty, LLC        Delaware
Holly Refining & Marketing – Tulsa LLC    Delaware
HollyFrontier Aviation LLC    Delaware
HollyFrontier Holdings LLC    Delaware
HollyFrontier Refining & Marketing LLC    Delaware
HollyFrontier Services LLC    Delaware
Holly Refining & Marketing Company – Woods Cross LLC    Delaware
Holly Refining Communications, Inc.    Delaware
Holly Transportation LLC        Delaware
Holly Western Asphalt Company    Delaware
Hollymarks, LLC        Delaware
HRM Realty, LLC        Delaware
Lea Refining Company        Delaware
Lovington-Artesia, L.L.C. (5)    Delaware
Navajo Holdings, Inc.        New Mexico
Navajo Pipeline Co., L.P. (1)    Delaware
Navajo Pipeline GP, L.L.C.    Delaware
Navajo Pipeline LP, L.L.C.    Delaware
Navajo Refining Company, L.L.C. (2)    Delaware
Navajo Western Asphalt Company    New Mexico
NK Asphalt Partners (3)        New Mexico
Roadrunner Pipeline, L.L.C. (5)    Delaware
UNEV Pipeline, LLC        Delaware
Wainoco Resources, Inc.        Delaware
Wainoco Oil and Gas Company    Delaware

(1)	Navajo Pipeline Co., L.P. also does business as Navajo Pipeline Co.

(2)	Navajo Refining Company, L.L.C. also does business as Navajo Refining Company.

(3)	NK Asphalt Partners does business as Holly Asphalt Company.

(4)	Holly Energy Partners, L.P. and Holly Energy Partners – Operating, L.P. also do business as Holly Energy Partners.

(5)	Represents a subsidiary of Holly Energy Partners, L.P. We have presented these entities in our list of subsidiaries as a result of our reconsolidation of Holly Energy Partners, L.P. on March 1, 2008.